NEWS RELEASE For Immediate Release Contacts: Media Ryan Houck 904-357-9134 Investors Mickey Walsh 904-357-9162 RYAM updates 2022 Adjusted EBITDA guidance and reaffirms commitment to debt reduction Company sets full year 2022 Adjusted EBITDA guidance of approximately $160 million Authorized to repay debt up to $50 million JACKSONVILLE, Fla., June 9, 2022 - Rayonier Advanced Materials Inc. (NYSE:RYAM) (the “Company”) today announced updated Adjusted EBITDA guidance for full year 2022 of approximately $160 million subject to supply chain volatility and timing of sales recognition. Comparatively, the Company delivered $128 million of Adjusted EBITDA in 2021. This updated guidance comes as the planned maintenance outages at all four of the Company’s manufacturing facilities is expected to be completed by the end of June. Additionally, the Company announced that it repurchased $20 million of its 5.5 percent Senior Unsecured Notes in the open market at prices below par. The Company’s Board of Directors also recently approved an additional $50 million of repurchases under certain conditions based on the Company’s liquidity and trading levels. The Company expects to reduce Adjusted Net Debt to approximately $725 million by the end of 2022. “With the completion of the planned maintenance outages at all four of our manufacturing facilities by the end of June, along with strong demand for our products, cost surcharge implementation and ongoing efforts to mitigate cost inflation, I am confident with our ability to achieve these results,” said De Lyle W. Bloomquist, President and Chief Executive Officer. “With our objective to reduce net debt to $725 million and Adjusted EBITDA guidance of $160 million, we expect to drive leverage to approximately 4.5 times Adjusted EBITDA by year end. This enhanced credit profile is expected to provide improved opportunities to refinance the 2024 debt maturity well ahead of the termination date.” Adjusted EBITDA is defined as income (loss) from continuing operations before interest, taxes, depreciation and amortization adjusted for items management believes do not represent core operations. Management believes this measure is useful to evaluate the Company's performance. Adjusted Net Debt is defined as the amount of debt after the consideration of the original issue discount, premiums, and debt issuance costs, less cash. Adjusted net debt is a non-GAAP measure of debt and is not necessarily indicative of the adjusted net debt that may occur in future periods. About RYAM RYAM is a global leader of cellulose-based technologies, including high purity cellulose specialties, a natural polymer commonly found in filters, food, pharmaceuticals and other industrial applications. The Company also manufactures products for paper and packaging markets. With manufacturing operations in the U.S., Canada and France, RYAM employs just over 2,500 people and generated $1.4 billion of revenues in fiscal 2021. More information is available at www.ryamglobal.com.

Forward-Looking Statements Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to RYAM’s or future or expected events, developments or financial or operational performance or results, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as "may," "will," "should," "expect," "estimate," "believe," "intend," "anticipate" and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward- looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. RYAM assumes no obligation to update these statements except as is required by law. # # #